EXHIBIT 10.8

[Form]
AMENDMENT NO. 1
TO
SEVERANCE PROTECTION AGREEMENT

            This Amendment No. 1 (this “Amendment’) to Severance Protection Agreement, dated as of October 1, 2007, but effective as of the December 31, 2007 (the “Effective Date”), is made by and between Vanguard Health Systems, Inc., a Delaware corporation (the “Company”), and __________ (the “Executive”).

            WHEREAS, the Company and the Executive executed a certain Severance Protection Agreement, dated as of __________ (the “SPA”), to foster the continuous employment of Executive; and

            WHEREAS, the Company and the Executive wish to  amend the SPA so that its provisions are in full compliance with the final regulations under Section 409A of the Internal Revenue Code of 1986, as amended, issued jointly by the United States Treasury Department and the Internal Revenue Service on April 10, 2007, including, without limitation, amending its provisions to insert the set of conditions set forth in Section 1.409A-1(n)(2)(ii) of the final regulations (such set of conditions commonly referred to as the “safe harbor good reason conditions”).

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree that the SPA is amended as follows, such amendments effective as of the Effective Date:

            1.         Defined Terms.  Except for those terms defined above, the definitions of capitalized terms used in this Amendment are as provided in the SPA.

            2.         Amendment to First Paragraph of Section 6.1.  The first paragraph of Section 6.1 of the SPA is hereby amended by adding the following new sentence immediately after the first sentence thereof:

                        To be a valid termination of employment by the Executive under this
                        Agreement for Good Reason, the date of the actual termination of the
                        Executive’s employment due to any of the Good Reason acts or conditions set forth in Sections 14.11(a) through 14.11(f) below must occur within a period of two years following the initial existence of such Good Reason act or condition which arose without the consent of the Executive.

            3.         Amendment to Section 7.1.  Section 7.1 of the SPA entitled “Notice of Termination” is hereby amended by adding the following new sentence at the end thereof:

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                        In respect of a Notice of Termination sent by the Executive as a result of any of the Good Reason acts or conditions set forth in
                        Sections 14.11(a) through 14.11(f) below, it  must be sent by the
                        Executive to the Company within 90 days following the initial existence of such Good Reason act or condition which arose without the consent of the Executive and if not sent within such 90 days, it shall not be a valid Notice of Termination.

            4.         Amendment to Section 7.2.  Section 7.2 of the SPA entitled “Date of Termination” is hereby amended by deleting the number “fifteen (15)” found on the tenth line of Section 7.2 and by replacing such deleted number with the number “thirty (30)”.

            5.         Amendments to Subsections (a) through (j) of Section 14.11.   The ten subsections (a) through (j) of Section 14.11of the SPA  are hereby deleted in their entirety and replaced with the following six new subsections (a) through (f):

                        (a)        a material diminution in the Executive’s base compensation, except for across-the-board salary reductions similarly affecting all senior executives of the Company  and all senior executives of any Person in control of the Company;

                        (b)        a material diminution in the Executive’s authority, duties or responsibilities;

                        (c)        a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive’s supervisor report to a corporate officer or employee instead of reporting directly to the Board of
                                    Directors of the Company;

                        (d)        a material diminution in the budget over which the Executive retains authority;

                        (e)        a material change in the geographic location at which the Executive must perform services, except for required travel on the Company’s business to an extent substantially consistent with his business travel obligations prior to the Change in Control; or

                        (f)         any other action or inaction that constitutes a material breach by the
                                    Company of the terms of this Agreement.

            6.         Ratification.  All other provisions of the SPA remain unchanged and are hereby ratified by the Company and the Executive.

            IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment, each as of the day and year first set forth above.

                                                                        Vanguard Health Systems, Inc.

                                                                        By:       /s/ Ronald P. Soltman
                                                                                     Ronald P. Soltman
                                                                                    Executive Vice President

                                                                        Executive:

                                                                         NAME

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